Exhibit 10.5

FIRST FINANCIAL NORTHWEST, INC.
2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

RSU No. _______________ Grant Date: _______________

This Award of restricted stock units ("RSUs") is granted by First Financial Northwest, Inc. ("Company") to ______________________ ("Grantee") in accordance with the terms of this Restricted Stock Unit Award Agreement ("Agreement") and subject to the provisions of the First Financial Northwest, Inc. 2016 Equity Incentive Plan, as amended from time to time ("Plan").  The Plan is incorporated herein by reference.  Capitalized terms included herein that are not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.
RSU Award.  The Company makes this Award of __________ RSUs to the Grantee on the date noted above (the "Grant Date").  These RSUs are subject to forfeiture and to limits on transferability until they vest, as provided in Sections 2, 3 and 4 of this Agreement and in Article VI of the Plan.

2.
Period of Restriction:  The RSUs are subject to a Period of Restriction, during which the Grantee shall not vest in the RSUs, subject to earlier vesting in the event of a termination of Service as provided in Section 4 or a Change in Control as provided in Section 5.  After the Period of Restriction ends with respect to an RSU, such RSU shall be considered vested, except as provided in this Agreement or the Plan. The Period of Restriction ends with respect to the RSUs in accordance with the following schedule:

Date Period of Restriction Ends	With Respect to the Following
("Vesting Date")	Number of RSUs

3.
Transferability.  The Grantee may not sell, assign, transfer, pledge or otherwise encumber any RSUs that have not vested, except in the event of the Grantee's death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.  The Committee, in its sole and absolute discretion, may allow the Grantee to transfer all or any portion of this Award of RSUs to the Grantee's Family Members, as provided for in the Plan.

4.
Termination of Service.  If the Grantee terminates Service for any reason other than due to the death or Disability of the Grantee, any RSUs that have not vested as of the date of that termination shall be forfeited.  The RSUs never vest in the event of a Termination for Cause.  If the Grantee's Service terminates on account of the Grantee's death or Disability, the Period of Restriction for all RSUs that have not vested or been forfeited shall end on the date of that termination of Service and the Grantee shall then be vested in the RSUs.

5.
Effect of Change in Control.  If a Change in Control occurs prior to the end of a Period of Restriction for the RSUs, and the Grantee experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Period of Restriction for any non-vested RSUs shall end on the date of the Grantee's Involuntary Separation from Service.  Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company's business and/or assets does not either assume the non-vested RSUs or replace the non-vested RSUs with an award that is determined by the Committee to be at least equivalent in value to such non-vested RSUs on the date of the Change in Control, then the Period of Restriction for such non-vested RSUs shall end on the earliest date of the Change in Control.

6.
Grantee's Rights.  The Grantee shall be paid dividend equivalent payments by the Company with respect to RSUs at the same time as dividends are paid to holders of the Company's common stock.  The Grantee shall have no voting rights as a result of the grant of RSUs.  [Alternative Provision:  The Grantee shall have no shareholder voting rights and shall not be entitled to receive shareholder dividends or dividend equivalents and other distributions with respect to the RSUs.  The Grantee will receive these rights only upon the issuance of Shares.]  The Company's obligation to issue Shares is an unfunded and unsecured promise of the Company, and the rights of the Grantee hereunder are no greater than those of an unsecured general creditor.  No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7.
Payout of Shares to Grantee.  The Company shall deliver only to the Grantee (or, if applicable, the Grantee's Beneficiary, estate or Family Member) a certificate or evidence of the issuance of Shares in book-entry form, equal to the aggregate number of vested RSUs credited to the Grantee.  Such Shares shall be issued no later than 30 days following the date that the RSUs related to such Shares first vest. The Company's obligation to deliver a stock certificate for these Shares, or evidence of the issuance of Shares in book-entry form, can be conditioned upon the receipt of a representation of investment intent from the Grantee (or the Grantee's Beneficiary, estate or Family Member) in such form as the Committee requires.  The Company shall not be required to deliver stock certificates for these Shares, or evidence of the issuance of Shares in book-entry form, prior to: (a) the listing of those Shares on Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.

8.
Adjustments in RSUs.  In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of RSUs or class of securities of the Company covered by this Agreement.  Any additional RSUs or other securities received by the Grantee as a result of any such adjustment shall be subject to all restrictions and requirements applicable to RSUs that have not vested.  The Grantee agrees to execute any documents required by the Committee in connection with an adjustment under this Section 8.

9.
Tax Withholding.  The Company shall have the right to require the Grantee to pay to the Company the amount of any tax that the Company is required to withhold with respect to the RSUs or Shares issued upon the vesting or payout of the RSUs or Shares, or in lieu thereof, to retain or sell without notice, a sufficient number of those Shares to cover the minimum amount required to be withheld.  If dividend equivalents are paid with respect to the RSUs, then the Company shall have the right to deduct from all such dividend equivalents the amount of any taxes that the Company is required to withhold with respect to such dividend equivalent payments.

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10.
Plan and Committee Decisions are Controlling.  This Agreement, the award of RSUs and issuance of Shares upon the payout of the RSUs to the Grantee are subject in all respects to the provisions of the Plan, which are controlling.  Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan.  All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement, the award of RSUs or the issuance of Shares upon the payout of the RSUs shall be binding and conclusive upon the Grantee, any Beneficiary of the Grantee or the legal representative thereof.   The Grantee acknowledges and agrees that this Award and receipt of any Shares hereunder by any person is subject to (a) Plan Section 9.10, including possible reduction, cancellation, forfeiture or recoupment (clawback), and (b) any policies which the Company may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

11.
Grantee's Service.  Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Grantee's Service as a Director or Employee, or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services or employment of the Grantee.

12.
Amendment.  The Committee may waive any conditions of or rights of the Company or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Grantee without the Grantee's written consent.  To the extent permitted by applicable laws and regulations and the terms of the Plan, the Committee shall have the authority, in its sole discretion but with the permission of the Grantee, to accelerate the vesting of the RSUs or remove any other restrictions imposed on the Grantee with respect to the RSUs, whenever the Committee may determine that such action is appropriate.

13.
Grantee Acceptance.  The Grantee shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Company.

14.
Section 409A.  The RSUs are intended to comply with Section 409A of the Code or to be exempt therefrom.  Notwithstanding anything herein to the contrary, this Award shall be interpreted, operated and administered in a manner consistent with this intention.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

FIRST FINANCIAL NORTHWEST, INC.

By ________________________________
Its  ________________________________

ACCEPTED BY GRANTEE
___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)
___________________________________
(City, State & Zip Code)

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